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                                                             Filed pursuant to
                                                                Rule 424(b)(3)
                                                                    333-178884


                      METROPOLITAN LIFE INSURANCE COMPANY
                   METLIFE INSURANCE COMPANY OF CONNECTICUT
                      METLIFE INVESTORS INSURANCE COMPANY
                    METLIFE INVESTORS USA INSURANCE COMPANY
                   FIRST METLIFE INVESTORS INSURANCE COMPANY
                      NEW ENGLAND LIFE INSURANCE COMPANY
                    GENERAL AMERICAN LIFE INSURANCE COMPANY

   SUPPLEMENT DATED SEPTEMBER 30, 2013 TO THE PROSPECTUS (the "PROSPECTUS")

This supplement describes changes to certain variable annuity contracts and to certain registered fixed annuity contracts issued by the life insurance companies listed above. This supplement revises and, to the extent inconsistent therewith, replaces information contained in the Prospectus.

FEDERAL DEFENSE OF MARRIAGE ACT

On June 26, 2013, in U.S. v. Windsor, Executor of the Estate of Spyer, et al., the United States Supreme Court ruled that Section 3 of the Federal Defense of Marriage Act was unconstitutional. Accordingly, any Internal Revenue Code ("IRC") reference to "spouse" includes those persons who are married spouses under state law, regardless of sex. All contract provisions will be interpreted and administered in accordance with the requirements of the IRC. You should seek advice based on your own particular circumstances from an independent tax advisor.

       THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE